Exhibit 99

Colgate Announces 1st Quarter 2018 Results

NEW YORK--(BUSINESS WIRE)--April 27, 2018--Colgate-Palmolive Company (NYSE:CL) today reported worldwide Net sales of $4,002 million in first quarter 2018, an increase of 6.5% versus first quarter 2017. Global unit volume increased 2.0%, pricing was even with the year ago period and foreign exchange was positive 4.5%. The previously disclosed professional skin care acquisitions contributed 0.5% to unit volume growth. Organic sales (Net sales excluding the impact of foreign exchange, acquisitions and divestments) increased 1.5%.

Net income and Diluted earnings per share in first quarter 2018 were $634 million and $0.72, respectively. Net income in first quarter 2018 included $20 million ($0.02 per diluted share) of aftertax charges resulting from the Company’s Global Growth and Efficiency Program.

Net income and Diluted earnings per share in first quarter 2017 were $570 million and $0.64, respectively. Net income in first quarter 2017 included $31 million ($0.03 per diluted share) of aftertax charges resulting from the Global Growth and Efficiency Program.

Excluding charges resulting from the Global Growth and Efficiency Program in both periods, Net income in first quarter 2018 was $654 million, an increase of 9% versus first quarter 2017, and Diluted earnings per share in first quarter 2018 was $0.74, an increase of 10% versus first quarter 2017.

Gross profit margin was 60.2% in first quarter 2018 versus 60.3% in first quarter 2017. Excluding charges resulting from the Global Growth and Efficiency Program in both periods, Gross profit margin was 60.3% in first quarter 2018, a decrease of 40 basis points versus the year ago quarter as higher raw and packaging material costs were partially offset by cost savings from the Company’s funding-the-growth initiatives.

Selling, general and administrative expenses were 34.8% of Net sales in first quarter 2018 versus 35.5% of Net sales in first quarter 2017. Excluding charges resulting from the Global Growth and Efficiency Program in both periods, Selling, general and administrative expenses decreased by 30 basis points to 34.7% of Net sales in first quarter 2018 as a result of decreased advertising investment as a percentage of Net sales and lower overhead expenses as a percentage of Net sales. On an absolute basis, worldwide advertising investment increased 4% to $416 million versus $400 million in the year ago quarter.

Operating profit increased to $983 million in first quarter 2018 compared to $912 million in first quarter 2017. Excluding charges resulting from the Global Growth and Efficiency Program in both periods, Operating profit was $1,007 million in first quarter 2018, an increase of 5% versus first quarter 2017. Operating profit margin was 24.6% in first quarter 2018 versus 24.2% in first quarter 2017. Excluding charges resulting from the Global Growth and Efficiency Program in both periods, Operating profit margin was 25.2% in first quarter 2018, a decrease of 20 basis points versus the year ago quarter. This decrease in Operating profit margin was primarily due to a decrease in Gross profit, partially offset by a decrease in Selling, general and administrative expenses, both as a percentage of Net sales.

Net cash provided by operations year to date decreased to $616 million compared to $691 million in the comparable 2017 period, primarily due to higher levels of working capital. Working capital as a percentage of Net sales was negative 2.7% compared to negative 4.3% in the year ago period.

Ian Cook, Chairman, President and Chief Executive Officer, commented on the first quarter results, “The first quarter was a challenging one as category growth remained soft in many markets around the world. While net sales grew 6.5%, organic sales grew 1.5%, below our expectations, due to flat unit volume growth in emerging markets. In developed markets, unit volume grew 4.5% and organic volume grew 3.0%, led by strong volume growth in North America and Europe. Encouragingly, worldwide pricing improved sequentially versus fourth quarter 2017.

“Advertising investment increased in absolute dollars versus first quarter 2017 and we continue to plan for increased advertising investment, both absolutely and as a percent to sales, for the full year in support of new products, our base businesses and longer-term consumption-building activities.

“Operating profit, net income and diluted earnings per share all increased versus the year ago period.

“Colgate’s leadership of the global toothpaste market continued during the quarter with our global market share at 42.4% year to date. Our global leadership in manual toothbrushes also continued with Colgate’s global market share in that category at 32.5% year to date.”

Mr. Cook continued, “As we look ahead, while uncertainty in global markets and category growth worldwide remain challenging, we are maintaining our heightened focus on brand building and increased productivity while accelerating our change efforts. Based on current spot rates, we expect a mid-single-digit net sales increase and low-single-digit organic sales growth in 2018, with sequential improvement in organic sales growth in the balance of the year.

“On a GAAP basis, based on current spot rates and including the impact of the Global Growth and Efficiency Program, we are planning for a year of gross margin expansion and expect double-digit earnings per share growth.

“Excluding charges resulting from the Global Growth and Efficiency Program and the one-time charge related to U.S. tax reform in 2017, based on current spot rates, we are planning for a year of increased operating cash flow, gross margin expansion, increased advertising investment and low-double-digit earnings per share growth.”

At 11:00 a.m. ET today, Colgate will host a conference call to elaborate on first quarter results. To access this call as a webcast, please go to Colgate’s website at http://www.colgatepalmolive.com.

The following are comments about divisional performance for first quarter 2018 versus the year ago period. See attached Geographic Sales Analysis Percentage Changes and Segment Information tables for additional information on divisional net sales and operating profit.

North America (21% of Company Sales)

North America Net sales increased 9.0% in first quarter 2018. Unit volume increased 9.0%, pricing decreased 0.5% and foreign exchange was positive 0.5%. The previously disclosed professional skin care acquisitions contributed 3.5% to unit volume growth. Organic sales and organic unit volume for North America increased 5.0% and 5.5%, respectively.

Operating profit in North America increased 4% in first quarter 2018 to $257 million, while as a percentage of Net sales it decreased 140 basis points to 31.1% of Net sales. This decrease in Operating profit as a percentage of Net sales was due to an increase in Selling, general and administrative expenses and an increase in Other (income) expense, net, partially offset by an increase in Gross profit, all as a percentage of Net sales. This increase in Gross profit was primarily due to cost savings from the Company’s funding-the-growth initiatives, partially offset by higher raw and packaging material costs. This increase in Selling, general and administrative expenses was due to higher overhead expenses, partially offset by decreased advertising investment. This increase in Other (income) expense, net was due to the amortization of intangible assets resulting from the professional skin care acquisitions.

In the U.S., Colgate maintained its leadership in the toothpaste category during the quarter with its market share at 35.2% year to date. Successful products include Colgate Optic White Stain Fighter, Colgate Optic White Stain-Less White, Colgate Sensitive Smart White and Tom’s of Maine toothpastes. In manual toothbrushes, Colgate widened its brand market leadership in the U.S. with its market share in that category at 42.6% year to date, supported by the success of Colgate Total 360° Advanced Optic White and Colgate Gum Health manual toothbrushes.

Products succeeding in other categories include Softsoap Hydra Bliss body wash and liquid hand soap, Irish Spring Pure Fresh bar soap, Fabuloso Complete liquid cleaner and Suavitel Complete fabric conditioner.

Latin America (23% of Company Sales)

Latin America Net sales increased 0.5% in first quarter 2018. Unit volume was even with the year ago period, pricing increased 0.5% and foreign exchange was even with the year ago period. Volume gains in Brazil were offset by volume declines in Mexico. Organic sales for Latin America increased 0.5%.

Operating profit in Latin America increased 1% in first quarter 2018 to $273 million, or 10 basis points to 29.4% of Net sales. This increase in Operating profit as a percentage of Net sales was due to a decrease in Selling, general and administrative expenses and a decrease in Other (income) expense, net, partially offset by a decrease in Gross profit, all as a percentage of Net sales. This decrease in Gross profit was primarily due to higher raw and packaging material costs, partially offset by cost savings from the Company’s funding-the-growth initiatives. This decrease in Selling, general and administrative expenses was due to decreased advertising investment and lower overhead expenses.

Colgate maintained its toothpaste leadership in Latin America during the quarter, with market share gains in Brazil, Peru, Chile, Puerto Rico, Guatemala and El Salvador. Products contributing to growth in the region include Colgate Total 12 Salud Visible, Colgate Luminous White XD Shine, Colgate Triple Action Xtra Freshness, Colgate Kids and Colgate Sensitive Pro-Alivio Complete Repair toothpastes. Colgate’s leadership in the manual toothbrush category continued throughout the region, supported by the success of Colgate 360° Advanced Total 12 and Colgate Pro Cuidado manual toothbrushes.

Products contributing to growth in other categories include Colgate Total 12 mouthwash, Protex Pro-Hidrata shower gel and bar soap, Palmolive Natural Secrets shower gel and bar soap, Lady Speed Stick Derma + Aloe antiperspirant, Suavitel Superior Care fabric conditioner and Axion Perfect Fusion and Fabuloso Complete liquid cleaners.

Europe (16% of Company Sales)

Europe Net sales increased 16.0% in first quarter 2018. Unit volume increased 4.0%, pricing decreased 2.5% and foreign exchange was positive 14.5%. Volume gains were led by France and Italy. Organic sales for Europe increased 1.5%.

Operating profit in Europe increased 14% in first quarter 2018 to $162 million, while as a percentage of Net sales, it decreased 40 basis points to 25.0% of Net sales. This decrease in Operating profit as a percentage of Net sales was primarily due to a decrease in Gross profit, partially offset by a decrease in Selling, general and administrative expenses, both as a percentage of Net sales. This decrease in Gross profit was primarily due to higher raw and packaging material costs and lower pricing, partially offset by cost savings from the Company’s funding-the-growth initiatives. This decrease in Selling, general and administrative expenses was due to lower overhead expenses, partially offset by increased advertising investment.

Colgate maintained its toothpaste leadership in Europe during the quarter, with toothpaste market share gains in France, Germany, Greece, Switzerland, Austria and Denmark. Products succeeding in oral care include Colgate Max White Expert Complete, Colgate Enamel Strength, Colgate Natural Extracts and meridol Parodont Expert toothpastes and Colgate 360° Advanced Whole Mouth Health and Colgate 360° Advanced Max White Expert White manual toothbrushes.

Products succeeding in other categories include Colgate Plax mouthwash, Sanex Zero% shower gel, deodorant and body lotion, Palmolive Aroma Sensations shower gel, Palmolive Handwash + Lotion liquid hand soap, Ajax Boost liquid cleaner and Soupline Parfum Supreme fabric conditioner.

Asia Pacific (19% of Company Sales)

Asia Pacific Net sales increased 5.5% during first quarter 2018. Unit volume increased 0.5%, pricing decreased 0.5% and foreign exchange was positive 5.5%. Volume gains in India and the Philippines were partially offset by volume declines in the Greater China region and Australia. Organic sales for Asia Pacific were even with the year ago period.

Operating profit in Asia Pacific increased 3% in first quarter 2018 to $226 million, while as a percentage of Net sales it decreased 60 basis points to 29.8% of Net sales. This decrease in Operating profit as a percentage of Net sales was due to a decrease in Gross profit, partially offset by a decrease in Selling, general and administrative expenses, both as a percentage of Net sales. This decrease in Gross profit was primarily due to higher costs, primarily driven by higher raw and packaging material costs, partially offset by cost savings from the Company’s funding-the-growth initiatives. This decrease in Selling, general and administrative expenses was due to decreased advertising investment, partially offset by higher overhead expenses.

Colgate maintained its toothpaste leadership in the Asia Pacific region during the quarter with market share gains in the Philippines. Products succeeding in the region include Colgate Naturals, Colgate Swarna Vedshakti, Colgate Dare To Love and Colgate Total Charcoal toothpastes.

Products succeeding in other categories include Colgate Slim Soft Advanced, Colgate Slim Soft Micro Silky and Colgate Super Flexible manual toothbrushes, Protex Thai Therapy bar soap, Protex shower cream and Softlan Aroma Therapy fabric conditioner.

Africa/Eurasia (6% of Company Sales)

Africa/Eurasia Net sales increased 3.5% during first quarter 2018. Unit volume decreased 3.5%, pricing increased 2.5% and foreign exchange was positive 4.5%. The volume decline was mainly driven by South Africa. Organic sales for Africa/Eurasia decreased 1.0%.

Operating profit in Africa/Eurasia increased 9% in first quarter 2018 to $50 million, or 90 basis points to 19.6% of Net sales. This increase in Operating profit as a percentage of Net sales was primarily due to a decrease in Selling, general and administrative expenses, partially offset by a decrease in Gross profit, both as a percentage of Net sales. This decrease in Gross profit was primarily due to higher raw and packaging material costs, partially offset by cost savings from the Company’s funding-the-growth initiatives and higher pricing. This decrease in Selling, general and administrative expenses was due to decreased advertising investment and lower overhead expenses.

Colgate maintained its toothpaste leadership in Africa/Eurasia during the quarter, with market share gains in Saudi Arabia, Kenya, Kuwait, Qatar and Oman. Successful products contributing to sales in the region include Colgate Ancient Secrets, Colgate Safe Whitening, Colgate Natural Extracts and Colgate Optic White Extra Power toothpastes, Colgate Zig Zag Charcoal and Colgate Triple Action manual toothbrushes, Palmolive Luminous Oils shower gel and Protex Herbal bar soap.

Hill’s Pet Nutrition (15% of Company Sales)

Hill’s Net sales increased 5.5% during first quarter 2018. Unit volume increased 0.5%, pricing increased 1.0% and foreign exchange was positive 4.0%. Volume gains in the United States, Australia and Brazil were partially offset by volume declines in Japan. Hill’s organic sales increased 1.5%.

Hill’s Operating profit increased 1% in first quarter 2018 to $164 million, while as a percentage of Net sales it decreased 130 basis points to 28.1% of Net sales. This decrease in Operating profit as a percentage of Net sales was due to a decrease in Gross profit and an increase in Other (income) expense, net, partially offset by a decrease in Selling, general and administrative expenses, all as a percentage of Net sales. This decrease in Gross profit was primarily due to higher raw and packaging material costs, partially offset by cost savings from the Company’s funding-the-growth initiatives and higher pricing. This decrease in Selling, general and administrative expenses was due to decreased advertising investment, partially offset by higher overhead expenses. This increase in Other (income) expense, net was primarily due to the expiration of a foreign sales tax benefit.

Successful products contributing to sales in the U.S. include Hill’s Prescription Diet k/d and k/d + Mobility, both with Enhanced Appetite Trigger (E.A.T.) technology, Hill’s Prescription Diet i/d for digestive care, Hill’s Science Diet Youthful Vitality, Hill’s Science Diet Urinary and Hairball Control and Hill’s Science Diet Perfect Weight.

Successful products contributing to sales internationally include Hill’s Prescription Diet k/d and k/d + Mobility, Hill’s Prescription Diet Metabolic + Urinary, Hill’s Prescription Diet k/d Early Stage and Hill’s Science Diet Youthful Vitality.

***

About Colgate-Palmolive: Colgate-Palmolive is a leading global consumer products company, tightly focused on Oral Care, Personal Care, Home Care and Pet Nutrition. Colgate sells its products in over 200 countries and territories around the world under such internationally recognized brand names as Colgate, Palmolive, Speed Stick, Lady Speed Stick, Softsoap, Irish Spring, Protex, Sorriso, Kolynos, elmex, Tom’s of Maine, Sanex, Ajax, Axion, Fabuloso, Soupline and Suavitel, as well as Hill’s Science Diet and Hill’s Prescription Diet. For more information about Colgate’s global business, visit the Company’s website at http://www.colgatepalmolive.com. To learn more about Colgate Bright Smiles, Bright Futures® oral health education program, please visit http://www.colgatebsbf.com. CL-E

Effective January 1, 2018, as required, the Company adopted ASU No. 2017-07, “Compensation-Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost,” on a retrospective basis. As a result, for all periods presented, only the service related component of pension and other postretirement benefit costs is included in Operating profit. The non-service related components (interest cost, expected return on assets and amortization of actuarial gains and losses) are included in a new line item, “Non-service related postretirement costs,” which is below Operating profit. Adoption of this standard had no effect on Net income attributable to Colgate-Palmolive Company, Earnings per common share or Cash flow. See Table 1A “Supplemental Condensed Consolidated Statements of Income Information,” Table 4A “Supplemental Segment Information” and Table 6A “Supplemental Non-GAAP Reconciliations Information” for reconciliations to previously reported amounts for the three months ended March 31, 2017. Refer to the Company’s website at http://www.colgatepalmolive.com for reconciliations to previously reported amounts for all quarters of 2017 as well as for years 2017 and 2016.

Market Share Information

Management uses market share information as a key indicator to monitor business health and performance. References to market share in this press release are based on a combination of consumption and market share data provided by third-party vendors, primarily Nielsen, and internal estimates. All market share references represent the percentage of the dollar value of sales of our products, relative to all product sales in the category in the countries in which the Company competes and purchases data (excluding Venezuela from all periods). The Company measures year-to-date market shares from January 1 of the relevant year through the most recent period for which market share data is available, which typically reflects a lag time of one or two months. The Company believes that the third-party vendors it uses to provide data are reliable, but it has not verified the accuracy or completeness of the data or any assumptions underlying the data. In addition, market share information calculated by the Company may be different from market share information calculated by other companies due to differences in category definitions, the use of data from different countries, internal estimates and other factors.

Cautionary Statement on Forward-Looking Statements

This press release and the related webcast may contain forward-looking statements (as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission (SEC) in its rules, regulations and releases) that set forth anticipated results based on management’s current plans and assumptions. Such statements may relate, for example, to sales or volume growth, organic sales growth, profit or profit margin growth, earnings per share growth (including on a currency-neutral basis), financial goals, the impact of foreign exchange volatility, cost-reduction plans including the Global Growth and Efficiency Program, tax rates, U.S. tax reform, the need to repatriate undistributed earnings of foreign subsidiaries, new product introductions or commercial investment levels, acquisitions, divestitures, or legal or tax proceedings, among other matters. These statements are made on the basis of the Company’s views and assumptions as of this time and the Company undertakes no obligation to update these statements whether as a result of new information, future events or otherwise, except as required by law or by the rules and regulations of the SEC. Moreover, the Company does not, nor does any other person, assume responsibility for the accuracy and completeness of these statements. The Company cautions investors that any such forward-looking statements are not guarantees of future performance and that actual events or results may differ materially from those statements. For more information about factors that could impact the Company’s business and cause actual results to differ materially from forward-looking statements, investors should refer to the Company’s filings with the SEC (including, but not limited to, the information set forth under the captions “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and subsequent Quarterly Reports on Form 10-Q). Copies of these filings may be obtained upon request from the Company’s Investor Relations Department or on the Company’s website at http://www.colgatepalmolive.com.

Non-GAAP Financial Measures

The following provides information regarding the non-GAAP financial measures used in this earnings release and/or the related webcast:

This release discusses Net sales growth (GAAP) and organic sales growth, which is Net sales growth excluding the impact of foreign exchange, acquisitions and divestments (non-GAAP). Management believes the organic sales growth measure provides investors and analysts with useful supplemental information regarding the Company’s underlying sales trends by presenting sales growth excluding the external factor of foreign exchange as well as the impact from acquisitions and divestments. See “Geographic Sales Analysis Percentage Changes” for the three months ended March 31, 2018 vs 2017 included with this release for a comparison of organic sales growth to Net sales growth in accordance with GAAP.

To supplement Colgate’s Condensed Consolidated Statements of Income presented in accordance with GAAP, the Company has disclosed non-GAAP measures of operating results that exclude certain items. Worldwide Gross profit, Gross profit margin, Selling, general and administrative expenses, Selling, general and administrative expenses as a percentage of Net sales, Other (income) expense, net, Operating profit, Operating profit margin, Non-service related postretirement costs, Effective income tax rate, Net income attributable to Colgate-Palmolive Company and Diluted earnings per common share are discussed both as reported (on a GAAP basis) and excluding charges resulting from the Global Growth and Efficiency Program (non-GAAP). These non-GAAP financial measures exclude items that, either by their nature or amount, management would not expect to occur as part of the Company’s normal business on a regular basis, such as restructuring charges, charges for certain litigation and tax matters, gains and losses from certain divestitures and certain unusual, non-recurring items. Investors and analysts use these financial measures in assessing the Company’s business performance, and management believes that presenting these financial measures on a non-GAAP basis provides them with useful supplemental information to enhance their understanding of the Company’s underlying business performance and trends. These non-GAAP financial measures also enhance the ability to compare period-to-period financial results. See “Non-GAAP Reconciliations” for the three months ended March 31, 2018 and 2017 included with this release for a reconciliation of these financial measures to the related GAAP measures.

The Company uses these financial measures internally in its budgeting process, to evaluate segment and overall operating performance and as factors in determining compensation. While the Company believes that these financial measures are useful in evaluating the Company’s underlying business performance and trends, this information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similar measures presented by other companies.

The Company defines free cash flow before dividends as Net cash provided by operations less Capital expenditures. As management uses this measure to evaluate the Company’s ability to satisfy current and future obligations, repurchase stock, pay dividends and fund future business opportunities, the Company believes that it provides useful information to investors. Free cash flow before dividends is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure. Free cash flow before dividends is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies. See “Condensed Consolidated Statements of Cash Flows” for the three months ended March 31, 2018 and 2017 for a comparison of free cash flow before dividends to Net cash provided by operations as reported in accordance with GAAP.

(See attached tables for first quarter results.)

		Table 1
Colgate-Palmolive Company

Condensed Consolidated Statements of Income

For the Three Months Ended March 31, 2018 and 2017

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2018	2017*

Net sales	$4,002	$3,762

Cost of sales	1,594	1,493

Gross profit	2,408	2,269

Gross profit margin	60.2%	60.3%

Selling, general and administrative expenses	1,392	1,336

Other (income) expense, net	33	21

Operating profit	983	912

Operating profit margin	24.6%	24.2%

Non-service related postretirement costs	24	27

Interest (income) expense, net	35	23

Income before income taxes	924	862

Provision for income taxes	246	251

Effective tax rate	26.6%	29.1%

Net income including noncontrolling interests	678	611

Less: Net income attributable to noncontrolling interests	44	41

Net income attributable to Colgate-Palmolive Company	$634	$570

Earnings per common share
Basic	$0.72	$0.64
Diluted	$0.72	$0.64

Average common shares outstanding
Basic	875.4	884.7
Diluted	879.9	891.0

*The Company adopted ASU No. 2017-07, “Compensation–Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost,” on January 1, 2018. The adoption of this standard resulted in the non-service related postretirement costs being presented separately in the income statement from the service cost component and the non-service related postretirement costs no longer being included in Operating profit. As this standard was applied retrospectively, as required, the Company reclassified certain amounts to a new line below Operating profit called Non-service related postretirement costs. The reclassification had no effect on Net income attributable to Colgate-Palmolive Company, Earnings per common share or Cash flow.

See Table 1A “Supplemental Condensed Consolidated Statements of Income Information,” Table 4A “Supplemental Segment Information” and Table 6A “Supplemental Non-GAAP Reconciliations Information” for reconciliations to previously reported amounts for the three months ended March 31, 2017. Refer to the Company’s website for reconciliations to previously reported amounts for all quarters of 2017 as well as for years 2017 and 2016.

			Table 1A
Colgate-Palmolive Company

Supplemental Condensed Consolidated Statements of Income Information

Impact of the adoption of ASU No. 2017-07, “Compensation–Retirement Benefits (Topic 715): Improving the Presentation of Net
Periodic Pension Cost and Net Periodic Postretirement Benefit Cost”

For the Three Months Ended March 31, 2017

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	Pre-Adoption	Post-Adoption
	of ASU No.	of ASU No.	Impact of
	2017-07	2017-07	Adoption

Selling, general and administrative expenses	$1,362	$1,336	$(26)

Other (income) expense, net	22	21	(1)

Operating profit	885	912	27

Operating profit margin	23.5%	24.2%	+70	bps

Non-service related postretirement costs	—	27	27

Net income including noncontrolling interests	611	611	—

Less: Net income attributable to noncontrolling interests	41	41	—

Net income attributable to Colgate-Palmolive Company	$570	$570	$—

Note: Refer to the Company’s website for reconciliations to previously reported amounts for all quarters of 2017 as well as for years 2017 and 2016.
The reclassification had no effect on Net income attributable to Colgate-Palmolive Company, Earnings per common share or Cash flow.

			Table 2
Colgate-Palmolive Company

Condensed Consolidated Balance Sheets

As of March 31, 2018, December 31, 2017 and March 31, 2017

(Dollars in Millions) (Unaudited)

	March 31,	December 31,	March 31,
	2018	2017	2017
Cash and cash equivalents	$851	$1,535	$1,347
Receivables, net	1,644	1,480	1,496
Inventories	1,312	1,221	1,189
Other current assets	485	403	564
Property, plant and equipment, net	4,087	4,072	3,883
Other assets, including goodwill and intangibles	4,765	3,965	3,969
Total assets	$13,144	$12,676	$12,448

Total debt	$6,709	$6,577	$6,473
Other current liabilities	3,821	3,397	3,802
Other non-current liabilities	2,513	2,459	2,178
Total liabilities	13,043	12,433	12,453
Total Colgate-Palmolive Company shareholders’ equity	(249)	(60)	(313)
Noncontrolling interests	350	303	308
Total liabilities and equity	$13,144	$12,676	$12,448

Supplemental Balance Sheet Information
Debt less cash, cash equivalents and marketable securities*	$5,803	$5,024	$5,014
Working capital % of sales	(2.7)%	(2.0)%	(4.3)%
*Marketable securities of $55, $18 and $112 as of March 31, 2018, December 31, 2017 and March 31, 2017, respectively, are included in Other current assets.

		Table 3
Colgate-Palmolive Company

Condensed Consolidated Statements of Cash Flows

For the Three Months Ended March 31, 2018 and 2017

(Dollars in Millions) (Unaudited)

	2018	2017
Operating Activities
Net income including noncontrolling interests	$678	$611
Adjustments to reconcile net income including noncontrolling interests to net cash provided by operations:
Depreciation and amortization	129	109
Restructuring and termination benefits, net of cash	(25)	(9)
Stock-based compensation expense	28	35
Deferred income taxes	13	(51)
Voluntary benefit plan contributions	—	(57)
Cash effects of changes in:
Receivables	(211)	(52)
Inventories	(33)	9
Accounts payable and other accruals	33	98
Other non-current assets and liabilities	4	(2)
Net cash provided by operations	616	691

Investing Activities
Capital expenditures	(118)	(121)
Purchases of marketable securities and investments	(38)	(85)
Proceeds from sale of marketable securities and investments	—	48
Payment for acquisitions, net of cash acquired	(727)	—
Other	2	—
Net cash used in investing activities	(881)	(158)

Financing Activities
Principal payments on debt	(2,079)	(805)
Proceeds from issuance of debt	2,226	738
Dividends paid	(352)	(345)
Purchases of treasury shares	(351)	(333)
Proceeds from exercise of stock options	119	225
Net cash used in financing activities	(437)	(520)

Effect of exchange rate changes on Cash and cash equivalents	18	19
Net increase (decrease) in Cash and cash equivalents	(684)	32
Cash and cash equivalents at beginning of the period	1,535	1,315
Cash and cash equivalents at end of the period	$851	$1,347

Supplemental Cash Flow Information
Free cash flow before dividends (Net cash provided by operations less Capital expenditures)
Net cash provided by operations	$616	$691
Less: Capital expenditures	(118)	(121)
Free cash flow before dividends	$498	$570

Income taxes paid	$163	$186

		Table 4
Colgate-Palmolive Company

Segment Information

For the Three Months Ended March 31, 2018 and 2017

(Dollars in Millions) (Unaudited)

	2018	2017
Net Sales
Oral, Personal and Home Care

North America	$827	$760
Latin America	929	924
Europe	648	558
Asia Pacific	759	720
Africa/Eurasia	255	246

Total Oral, Personal and Home Care	3,418	3,208

Pet Nutrition	584	554

Total Net Sales	$4,002	$3,762

	2018	2017*
Operating Profit
Oral, Personal and Home Care

North America	$257	$247
Latin America	273	271
Europe	162	142
Asia Pacific	226	219
Africa/Eurasia	50	46

Total Oral, Personal and Home Care	968	925

Pet Nutrition	164	163
Corporate(1)	(149)	(176)

Total Operating Profit	$983	$912
Corporate Operating profit (loss) for the three months ended March 31, 2018 includes charges of $24 related to the Global Growth and Efficiency Program.
Corporate Operating profit (loss) for the three months ended March 31, 2017 includes charges of $45 related to the Global Growth and Efficiency Program.

Note:
(1) Corporate operations include costs related to stock options and restricted stock units, research and development costs, Corporate overhead costs, restructuring and related implementation costs and gains and losses on sales of non-core product lines and assets.

*The Company adopted ASU No. 2017-07, “Compensation–Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost,” on January 1, 2018. The adoption of this standard resulted in the non-service related postretirement costs being presented separately in the income statement from the service cost component and the non-service related postretirement costs no longer being included in Operating profit. As this standard was applied retrospectively, as required, the Company reclassified the non-service components from Operating profit to a new line below Operating profit called Non-service related postretirement costs. See Table 4A “Supplemental Segment Information” for reconciliations to previously reported segment information for the three months ended March 31, 2017. Refer to the Company’s website for reconciliations to previously reported amounts for all quarters of 2017 as well as for years 2017 and 2016.

			Table 4A
Colgate-Palmolive Company

Supplemental Segment Information

Impact of the adoption of ASU No. 2017-07, “Compensation–Retirement Benefits (Topic 715): Improving
the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost”

For the Three Months Ended March 31, 2017

(Dollars in Millions) (Unaudited)

	Pre-Adoption of	Post-Adoption of	Impact of
	ASU No. 2017-07	ASU No. 2017-07	Adoption
Operating Profit
Oral, Personal and Home Care

North America	$233	$247	$14
Latin America	269	271	2
Europe	140	142	2
Asia Pacific	219	219	—
Africa/Eurasia	45	46	1

Total Oral, Personal and Home Care	906	925	19

Pet Nutrition	157	163	6
Corporate	(178)	(176)	2

Total Operating Profit	$885	$912	$27
Note: Refer to the Company’s website for reconciliations to previously reported amounts for all quarters of 2017 as well as for years 2017 and 2016.

Table 5
Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Three Months Ended March 31, 2018 vs 2017

(Unaudited)

			COMPONENTS OF SALES CHANGE

						Pricing
						Coupons
	Sales					Consumer &
	Change	Organic	As Reported	Organic	Ex-Divested	Trade	Foreign
Region	As Reported	Sales Change	Volume(1)	Volume	Volume	Incentives	Exchange

Total Company(1)	6.5%	1.5%	2.0%	1.5%	2.0%	—%	4.5%

Europe	16.0%	1.5%	4.0%	4.0%	4.0%	(2.5)%	14.5%

Latin America	0.5%	0.5%	—%	—%	—%	0.5%	—%

Asia Pacific	5.5%	—%	0.5%	0.5%	0.5%	(0.5)%	5.5%

Africa/Eurasia	3.5%	(1.0)%	(3.5)%	(3.5)%	(3.5)%	2.5%	4.5%

Total International	6.0%	0.5%	1.0%	1.0%	1.0%	(0.5)%	5.5%

North America(1)	9.0%	5.0%	9.0%	5.5%	9.0%	(0.5)%	0.5%

Total CP Products	6.5%	1.5%	2.5%	2.0%	2.5%	(0.5)%	4.5%

Hill’s	5.5%	1.5%	0.5%	0.5%	0.5%	1.0%	4.0%

Emerging Markets(2)	4.0%	0.5%	—%	—%	—%	0.5%	3.5%

Developed Markets	9.0%	2.5%	4.5%	3.0%	4.5%	(0.5)%	5.0%
Note:
(1) The impact of the previously disclosed professional skin care acquisitions on as reported volume was 0.5% for Total Company and 3.5% for North America.
(2) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe.

Table 6
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended March 31, 2018 and 2017

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Gross Profit	2018	2017
Gross profit, GAAP	$2,408	$2,269
Global Growth and Efficiency Program	6	14
Gross profit, non-GAAP	$2,414	$2,283

			Basis Point
Gross Profit Margin	2018	2017	Change
Gross profit margin, GAAP	60.2%	60.3%	(10)
Global Growth and Efficiency Program	0.1%	0.4%
Gross profit margin, non-GAAP	60.3%	60.7%	(40)

Selling, General and Administrative Expenses	2018	2017*
Selling, general and administrative expenses, GAAP	$1,392	$1,336
Global Growth and Efficiency Program	(5)	(21)
Selling, general and administrative expenses, non-GAAP	$1,387	$1,315

			Basis Point
Selling, General and Administrative Expenses as a Percentage of Net Sales	2018	2017*	Change
Selling, general and administrative expenses as a percentage of Net sales, GAAP	34.8%	35.5%	(70)
Global Growth and Efficiency Program	(0.1)%	(0.5)%
Selling, general and administrative expenses as a percentage of Net sales, non-GAAP	34.7%	35.0%	(30)

Other (Income) Expense, Net	2018	2017*
Other (income) expense, net, GAAP	$33	$21
Global Growth and Efficiency Program	(13)	(10)
Other (income) expense, net, non-GAAP	$20	$11

Operating Profit	2018	2017*	% Change
Operating profit, GAAP	$983	$912	8%
Global Growth and Efficiency Program	24	45
Operating profit, non-GAAP	$1,007	$957	5%

			Basis Point
Operating Profit Margin	2018	2017*	Change
Operating profit margin, GAAP	24.6%	24.2%	40
Global Growth and Efficiency Program	0.6%	1.2%
Operating profit margin, non-GAAP	25.2%	25.4%	(20)

Non-Service Related Postretirement Costs	2018	2017*
Non-service related postretirement costs, GAAP	$24	$27
Global Growth and Efficiency Program	(4)	(1)
Non-service related postretirement costs, non-GAAP	$20	$26

Table 6
Continued
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended March 31, 2018 and 2017

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2018
				Net Income
				Attributable
			Net Income	To
			Including	Colgate-	Effective	Diluted
	Income Before	Provision For	Noncontrolling	Palmolive	Income	Earnings
	Income Taxes	Income Taxes(1)	Interests	Company	Tax Rate(2)	Per Share
As Reported GAAP	$924	$246	$678	$634	26.6%	$0.72
Global Growth and Efficiency Program	28	8	20	20	0.1%	0.02
Non-GAAP	$952	$254	$698	$654	26.7%	$0.74

	2017
				Net Income
				Attributable
			Net Income	To
			Including	Colgate-	Effective	Diluted
	Income Before	Provision For	Noncontrolling	Palmolive	Income	Earnings
	Income Taxes	Income Taxes(1)	Interests	Company	Tax Rate(2)	Per Share
As Reported GAAP	$862	$251	$611	$570	29.1%	$0.64
Global Growth and Efficiency Program	46	15	31	31	0.2%	0.03
Non-GAAP	$908	$266	$642	$601	29.3%	$0.67
The impact of non-GAAP adjustments may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.

*The Company adopted ASU No. 2017-07, “Compensation–Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost,” on January 1, 2018. The adoption of this standard resulted in the non-service related postretirement costs being presented separately in the income statement from the service cost component and the non-service related postretirement costs no longer being included in Operating profit. The reclassification had no effect on Net income attributable to Colgate-Palmolive Company, Earnings per common share or Cash flow.

See Table 6A “Supplemental Non-GAAP Reconciliations Information” for reconciliations to previously reported amounts for the three months ended March 31, 2017. Refer to the Company’s website for reconciliations to previously reported amounts for all quarters of 2017 as well as for years 2017 and 2016.

Notes:
(1) The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(2) The impact of non-GAAP items on the Company’s effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustment on Income before income taxes and Provision for income taxes.

Table 6A
Colgate-Palmolive Company

Supplemental Non-GAAP Reconciliations Information

Impact of the adoption of ASU No. 2017-07, “Compensation–Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost”

For the Three Months Ended March 31, 2017

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	Pre-Adoption of	Post-Adoption of	Impact of
Selling, General and Administrative Expenses	ASU No. 2017-07	ASU No. 2017-07	Adoption
Selling, general and administrative expenses, GAAP	$1,362	$1,336	$(26)
Global Growth and Efficiency Program	(21)	(21)	—
Selling, general and administrative expenses, non-GAAP	$1,341	$1,315	$(26)

	Pre-Adoption of	Post-Adoption of	Impact of
Selling, General and Administrative Expenses as a Percentage of Net Sales	ASU No. 2017-07	ASU No. 2017-07	Adoption
Selling, general and administrative expenses as a percentage of Net sales, GAAP	36.2%	35.5%	-70	bps
Global Growth and Efficiency Program	(0.6)%	(0.5)%	+10	bps
Selling, general and administrative expenses as a percentage of Net sales, non-GAAP	35.6%	35.0%	-60	bps

	Pre-Adoption of	Post-Adoption of	Impact of
Other (Income) Expense, Net	ASU No. 2017-07	ASU No. 2017-07	Adoption
Other (income) expense, net, GAAP	$22	$21	$(1)
Global Growth and Efficiency Program	(11)	(10)	1
Other (income) expense, net, non-GAAP	$11	$11	$—

	Pre-Adoption of	Post-Adoption of	Impact of
Operating Profit	ASU No. 2017-07	ASU No. 2017-07	Adoption
Operating profit, GAAP	$885	$912	$27
Global Growth and Efficiency Program	46	45	(1)
Operating profit, non-GAAP	$931	$957	$26

	Pre-Adoption of	Post-Adoption of	Impact of
Operating Profit Margin	ASU No. 2017-07	ASU No. 2017-07	Adoption
Operating profit margin, GAAP	23.5%	24.2%	+70	bps
Global Growth and Efficiency Program	1.2%	1.2%	—	bps
Operating profit margin, non-GAAP	24.7%	25.4%	+70	bps

Note: The reclassification had no effect on Gross profit, Net income, Earnings per common share or Cash flow. Refer to the Company’s website for reconciliations to previously reported amounts for all quarters of 2017 as well as for years 2017 and 2016.

The impact of non-GAAP adjustments may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.

CONTACT:
Colgate-Palmolive Company
John Faucher, 212-310-3653
Hope Spiller, 212-310-2291